Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the

Sarbanes-Oxley Act

I, Ronald H. McGlynn, President and Chief Executive Officer of CRM Mutual Fund Trust (the “Registrant”), with respect to the Registrant’s Form N-CSR for the period ended June 30, 2017 as filed with the Securities and Exchange Commission, certify to the best of my knowledge that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: 8/31/2017	/s/ Ronald H. McGlynn
Ronald H. McGlynn, President and Chief Executive Officer
(Principal Executive Officer)
CRM Mutual Fund Trust

I, Carlos A. Leal, Treasurer and Chief Financial Officer of CRM Mutual Fund Trust (the “Registrant”), with respect to the Registrant’s Form N-CSR for the period ended June 30, 2017 as filed with the Securities and Exchange Commission, certify to the best of my knowledge that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: 8/31/2017	/s/ Carlos A. Leal
Carlos A. Leal, Treasurer and Chief Financial Officer
(Principal Financial Officer)
CRM Mutual Fund Trust